Exhibit 10.10



                       EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is made by and between General Employment Enterprises, Inc., an Illinois corporation (the "Company"), and Herbert F. Imhoff, Jr.
("Executive") effective as of August 1, 2001.



     1.   Duties and Scope of Employment.

          (a) Position; Commencement Date. Executive's employment with the Company pursuant to this Agreement shall commence upon August 1, 2001 (the "Commencement Date"). As of the Commencement Date, the
Company shall employ Executive, and Executive agrees to be employed by the Company, as its President, Chief Executive Officer and to serve as Chairman of the Board of Directors of the Company.
(b) Duties; Obligations to the Company. Executive shall report to the Company's Board of Directors ("Board") and shall perform such other duties as the Board may from time to time require, consistent with the general level and type of duties and responsibilities customarily associated with Executive's position as President and Chief Executive Officer.

          Executive agrees that he will at all times conscientiously perform all of the duties and obligations required of him pursuant to the terms of this Agreement. During his employment, Executive further agrees that he will devote substantially all of his business time and attention to the business of the Company. The Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice. Executive will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors. Executive will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company.
Nothing in this Agreement will prevent Executive from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable or other organizations, or from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange, except equity securities of General Employment Enterprises, Inc.

          (c) No Conflicting Obligations. Executive represents and warrants to the Company that he is under no obligation or commitment, whether contractual or otherwise, that is inconsistent with his obligations under this Agreement. Executive's employment will not infringe or violate the rights of any other person or entity, and Executive warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which any other person has any right, title, or interest.

     2.   Term and Termination.

          (a) Term. The term of this Agreement shall begin on August 1, 2001 (the "Commencement Date") and shall continue for a period of three years; provided, however, the Agreement will be automatically extended one day for each day that elapses after the Commencement
Date, such that the Agreement shall have a continuous three (3)
year term (the "Term").  The Term shall automatically terminate in the event of Executive's termination of employment as a result of Executive's (i) death, (ii) the disability of Executive by injury or illness, materially and substantially impairing him from
carrying out his duties anticipated under this Agreement for a period of 90 days or longer as determined by the Board of Directors of the Corporation, (such disability shall be established by a certificate from an independent licensed physician, mutually chosen by the parties); or (iii) the written mutual agreement of the
Parties.   Executive's death or disability commencing after
Executive's cessation of active employment shall not result in a cessation of the Term. Either party may terminate this Agreement at any time, provided, however, the parties shall continue to be subject to the post-employment obligations contained in Section
2(b) and Section 9 of this Agreement.

          (b) Termination. In the event Executive's employment is terminated other than as a result of Executive's death or disability (as defined in paragraph 2(a) hereinabove) and either
(i) by the Company for a reason other than "Cause" or (ii) by the Executive for "Good Reason," the Executive shall be reimbursed for any expenses incurred in connection with outplacement assistance for Executive up to $25,000 and Executive shall continue to receive the Compensation, Benefits and Perquisites provided under Sections 3 and 4 of this Agreement for the remainder of the Term specified in Section 2(a), above. For purposes of this Agreement, "Cause" means (i) conviction of a felony, (ii) an act of dishonesty or fraud that has a material adverse impact on the business of the Company, or (iii) gross negligence in the performance of his duties as Chief Executive Officer of the Company. "Good Reason" means (i) reduction in the Executive's Compensation under Section 3 of this Agreement or other terms of employment under Section 4 of this Agreement, (ii) reduction in the Executive's position with the Company, or (iii) requirement of Executive's relocation without Executive's consent to an office more than twenty-five (25) miles from the Company's current office in Oakbrook Terrace, Illinois.

     3.   Compensation.

          (a) Base Salary. During the Term, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of not less than Four Hundred Fifty Thousand
Dollars ($450,000), less tax and related withholdings. The Board shall review such base salary annually and may increase such amount as it determines, but such amount shall not be reduced. Base salary shall be paid periodically in accordance with normal Company payroll practices and procedures. The annualized base salary to be paid to Executive pursuant to this Section 3(a), together with any subsequent modifications thereto, shall be referred to in this Agreement as the "Base Salary."

          (b) Performance Bonus. Executive shall be eligible to earn an annual Performance Bonus with a Target Annual Amount equal to one hundred percent (100%) of his Base Salary for the applicable fiscal year. Payment of the Performance Bonus shall be based upon the achievement of individual and Company goals mutually agreed to by Executive and the Board, or its designee, for each calendar year.
The terms and conditions of this Performance Bonus will be determined by the Board of Directors on or before November 1 of each fiscal year. The award of each year's Performance Bonus, if any, shall be based upon performance criteria to be determined by the Board or the Board's Compensation Committee after consultation with Executive. The Company shall pay any performance bonus payable hereunder on the earlier of (i) thirty (30) days after completion of the Company's audited financial statements for the applicable year or (ii) one hundred eighty (180) days after the end of the applicable year.

     4.   Vacation, Benefits and Perquisites.

          (a) Vacation. Executive will be eligible for paid vacation in accordance with the Company's vacation policy applicable to Executive's position and tenure with the Company.

          (b) Welfare Benefits. The Company shall provide Executive with Company paid health, dental, and vision benefits. In addition, the Company shall provide Executive with (i) life insurance equal to two (2) times his Base Salary and (ii) disability income insurance equal to fifty percent (50%) of his Base Salary. It is understood that the benefits provided to the Executive pursuant to this subsection (b) may result in imputed compensation to the Executive.

          (c) Supplemental Retirement Benefits. In recognition of Executive's tenure and position with the Company, commencing January 1, 2002 and for the remainder of Executive's tenure with the Company, the Company shall establish and maintain a Supplemental Executive Retirement Plan (the "SERP") and related "Rabbi" trust to which the Company shall contribute, on a monthly basis, an amount equal to not less than ten percent (10%) of Executive's Base Salary for such month. Executive shall be immediately vested in such amounts, but distributions shall not be made under such SERP (nor from the related Rabbi trust) until the Executive's separation from service with the Company or a "Change in Control" of the Company.

     For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (a) any corporation, person or other entity (other than the Executive, the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner of stock representing more than the greater of (i) twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities or (ii) the percentage of the combined voting power of the Company's then outstanding securities which equals (A) ten percent (10%) plus (B) the percentage of the combined voting power of the Company's outstanding securities held by such corporation, person or entity on the Commencement Date;
(b)(i) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company's assets, and (ii) the persons who were the members of the Board of Directors of the Company prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; (c) the stockholders of the Company approve a plan of liquidation of the Company; or (d) within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election, cease to constitute a majority of the Board.

          (d) Perquisites. The Company shall provide Executive with (i) a Company-paid luxury automobile, (ii) a Company-paid cellular telephone, (iii) Company-paid membership in a social or lunch club and a health club, (iv) Company-paid underground parking, and (v) reimbursement of expenses, up to $3,000 per year, incurred by Executive for tax and financial planning. It is understood that all or a portion of the Perquisites provided under this subsection
(d) may result in imputed income to the Executive.

     5. Business Expense Reimbursements. During his employment, Executive shall be authorized to incur ordinary, necessary, and reasonable travel, entertainment, and other business expenses in connection with his duties hereunder. The Company shall reimburse Executive for such reasonable expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable reimbursement policies.

     6. Equity. The Company shall grant Executive an option pursuant to the Company's existing Stock Plan or Plans (collectively, the "Plan") to purchase 50,000 shares of the Company's Common Stock at its then fair market value. The grant of the Option Shares shall be contingent upon Executive signing the Company's standard form of stock option agreement; the exercise of the Option Shares shall be contingent upon Executive signing the Company's standard form of stock purchase agreement. The Option Shares shall be subject in all respects to the terms and conditions of the Plan.

     7. Assignment. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, beneficiaries, executors and legal representatives of Executive upon Executive's death and (b) the Company and any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. Executive may not assign this Agreement.

     8. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if (a) delivered personally or by facsimile, (b) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (c) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

          If to the Company:  General Employment Enterprises, Inc.
                              One Tower Lane, Suite 2100
                              Oakbrook Terrace, IL 60181
                              Attn: Secretary

          If to Executive:    at the last residential address known
by the Company.

     9.   Non-solicitation, Non-competition and Non-disclosure.

          (a) Non-solicitation. During the period commencing on the Commencement Date and continuing until the second (2nd) anniversary of the date of termination of Executive's employment, Executive shall not directly or indirectly solicit or attempt to solicit (on Executive's own behalf or on behalf of any other person or entity) the employment or retaining of any employee or consultant of the Company or any of the Company's affiliates.

          (b) Non-competition. During the period commencing on the Commencement Date and continuing until the second (2nd) anniversary of the date of termination of Executive's employment, Executive will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company.

          (c) Non-disclosure. Executive shall not use for his or any third party's benefit or, during the period commencing on Executive's termination of employment, directly or indirectly disclose any Confidential Information of the Company. Confidential Information means that information which has commercial value to Company's business and is confidential or proprietary in nature (including, without limitation, names and expertise of employees and consultants, any other technical, business, financial, plans, strategies and other confidential information). Information that is or becomes (through no improper action or inaction by the Executive) generally available to the public shall not be Confidential Information.

     10. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     11. Mutual Arbitration Agreement. Executive and the Company each agree, to the extent permitted by law, to arbitrate before a single neutral arbitrator, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association regarding discovery, any dispute or claim arising out of, related to, or connected with Executive's employment, termination of employment, or this Agreement, including the interpretation, validity, construction, performance, breach, or termination thereof, including any claim against any current or former agent or employee of the Company, whether the dispute or claim arises in tort, contract, or pursuant to a statute, regulation, or ordinance now in existence or which in the future may be enacted or recognized, including, but not limited to any claim for fraud, promissory estoppel, breach of contract, breach of the covenant of good faith and fair dealing, wrongful termination, infliction of emotional distress, defamation, interference with contract or prospective economic advantage, unfair business practices, any claim under any and all federal, state, or municipal statutes, regulations, or ordinances that prohibit discrimination, harassment, or retaliation of any kind, any claim for non-payment or incorrect payment of wages, commissions, bonuses, severance, or employee fringe benefits, and any claim regarding stock or stock options, except that any dispute or claim for workers' compensation benefits or unemployment insurance benefits shall be excluded from this mutual agreement to arbitrate.

     12. Entire Agreement. This Agreement, and the stock documents, if executed, referenced in Section 6, represent the entire agreement and understanding between the Company and Executive concerning
Executive's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

     13.  No Oral Modification, Cancellation or Discharge.  This
Agreement may only be amended, canceled or discharged in writing signed by Executive and an authorized member of the Board or authorized officer.

     14. Governing Law. This Agreement shall be governed by the laws of the State of Illinois without reference to rules relating to conflicts of law.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.



   IN WITNESS WHEREOF, the undersigned parties agree to all the promises, covenants and terms contained herein:



GENERAL EMPLOYMENT ENTERPRISES, INC.


   /s/  Sheldon Brottman              Date:  October 5, 2001
By:   Sheldon Brottman

Title: Chairman of the Compensation Committee and member of the Board of Directors



EXECUTIVE

   /s/  Herbert F. Imhoff, Jr.        Date:  October 5, 2001
Herbert F. Imhoff, Jr.